                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement of IRIDEX Corporation on Form S-8 (File No. 333-57573) of our reports dated January 22, 1999 on our audits of the consolidated financial statements and financial statement schedule of IRIDEX Corporation as of January 2, 1999 and December 31, 1997 and for the three years in the period ended January 2, 1999 which reports are included in this Annual Report on Form 10-K.


                                        PricewaterhouseCoopers LLP

San Jose, California
March [  ], 1999